Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE                           Contact:  Thomas H. Adams, Ph.D.
#97C008                                                       Genta Incorporated
                                                                    619-455-2700


               ARIES INVESTMENT IN GENTA UPHELD BY DELAWARE COURT:
          GENTA WINS LAWSUIT BROUGHT BY CERTAIN PREFERRED STOCKHOLDERS

         SAN DIEGO - April 25, 1997 - Genta Incorporated (Nasdaq:GNTCD) announced today that the Court of Chancery of the State of Delaware has rejected a challenge to the Aries Funds' $3,000,000 investment in Genta. The Court today issued an opinion stating that it will enter judgment in favor of Genta and its directors in the lawsuit brought by certain of Genta's Series A preferred stockholders challenging the Aries investment. In ruling in favor of Genta, Genta's directors and the Aries Funds, who were the defendants in the litigation captioned (Equity-Linked Investors, L.P. et al. v. Thomas H. Adams, et al., Civil Action No. 15513), the Court of Chancery said:

                  "...I conclude that the directors of Genta were independent with respect to the Aries transaction, acted in good faith in arranging and committing the company to that transaction, and, in the circumstances faced by them and the company, were well informed of the available alternatives to try to bring about the long-term business plan of the board. In my opinion, they breached no duty owed to the corporation or any of the holders of its equity securities."

Later in its opinion, the Court added:

                  "Based upon a preponderance of the admissable, credible testimony, it is my opinion, for the reasons set forth in this opinion, that the Genta board fully satisfied its obligations of good faith and attention with respect to the Aries transaction. The directors of Genta did not, therefore, breach a fiduciary duty owed to the corporation or any of its equity security holders. I conclude that with respect to this transaction, the board was independent; it was motivated throughout by a good faith attempt to maximize long-term corporate value; and that the board and senior management were apropriately informed of alternatives available to implement the business plan that the directors sought to achieve."

         "We are deeeply gratified by this victory," said Thomas H. Adams, Ph.D., chairman and chief executive officer of Genta, "and are grateful for the overhwelming support of the Aries Funds in the face of this legal challenge. We believe Aries' experience in and commitment to the biotechnology industry makes them an ideal partner for the Company in its continued effort to further develop its technology and build shareholder value."

         The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements


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Genta  Incorporated                                              April 25, 1997
Page 2                                                                   #97C008

regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statemetns reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. For example, there can be no assurance that the plaintiffs will not appeal the judgment of the Court of Chancery, that, if an appeal is taken, the Company will prevail in such appeal or that the Company will successfully secure additional funding on favorable terms, if at all. The Company does not undertake to update any forward-looking statements.

         Genta Incorporated is a biopharmaceutical company whose strategy consists of building a product portfolio that represents varying degrees of development risk and market potential. In the near-term, the Company is developing, through Genta Jago Technologies B.V. (the Company's joint venture with Jagotec AG), oral controlled-release drugs utilizing patented GEOMATRIX(R) technology. Longer term, Genta is developing proprietary Anticode(TM) (antisense) products intended to treat cancer at its genetic source.

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